SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                              FORM 8-K

                           CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) February 21, 1996

                        VALLEY NATIONAL BANCORP
        (Exact name of registrant as specified in its charter)


                              New Jersey
            (State or other jurisdiction of incorporation)

        0-11179                              22-2477875
(Commission File Number)          (IRS Employer Identification No.)

             1455 Valley Road, Wayne, New Jersey 07470
              (Address of principal executive offices)

                           (201) 305-8800
      (Registrant's telephone number, including area code)





















Item 5.               Other Events.

On February 21, 1996, Valley National Bancorp ("Valley") issued a press release announcing that it had authorized the repurchase of up to 1,000,000 shares of the company's outstanding common stock. Purchases may be made from time to time in the open market or in privately negotiated transactions. Reacquired shares are expected to be held in treasury to be used for employee benefit programs and other general corporate purposes.

Under previous programs initiated in April and November 1995, Valley's Board authorized repurchase of up to 1,000,000 shares. Valley's management has used that authority to purchase approximately 720,360 shares at a total cost of $17.6 million. Valley expects to repurchase the remaining 279,640 shares authorized under those prior plans, as well as to repurchase the 1,000,000 shares authorized today. There is no set expiration date to any of the repurchase authorizations. Of the 720,360 shares repurchased since April 1995, Valley has reissued approximately 587,750 shares under the company's stock option plan and under a warrant program which expired in December 1995.



































                                 SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     VALLEY NATIONAL BANCORP

Dated:  February 21, 1996            By:Alan D. Eskow
                                        Alan D. Eskow
                                        Principal Accounting Officer
                                        and Corporate Secretary










































                          INDEX TO EXHIBITS



99     Press Release dated February 21, 1996


















































                                                         EXHIBIT 99



Valley National Bank                      Contact:
1455 Valley Road
Wayne, NJ 07470                           Alan D. Eskow
                                          Senior Vice President
                                          (201) 305-4003

                                          Janet Roberts
                                          Investor Relations
                                          (201) 305-3380




         VALLEY NATIONAL BANCORP'S BOARD OF DIRECTORS AUTHORIZES THE
                    REPURCHASE OF UP TO 1,000,000 SHARES



Wayne, NJ, February 21, 1996 - Valley National Bancorp (NYSE:VLY) announced today that its Board of Directors has authorized the repurchase of up to 1,000,000 shares of the company's outstanding common stock. Purchases may be made from time to time in the open market or in privately negotiated transactions. Reacquired shares are expected to be held in treasury to be used for employee benefit programs and other general corporate purposes.

Under previous programs initiated in April and November 1995, Valley's Board authorized repurchase of up to 1,000,000 shares. Valley's management has used that authority to purchase approximately 720,360 shares at a total cost of $17.6 million. Valley expects to repurchase the remaining 279,640 shares authorized under those prior plans, as well as to repurchase the 1,000,000 shares authorized today. There is no set expiration date to any of the repurchase authorizations. Of the 720,360 shares repurchased since April 1995, Valley has reissued approximately 587,750 shares under the company's stock option plan and under a warrant program which expired in December 1995.